As filed with the Securities and Exchange Commission on August 12, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Acumen Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	36-4108129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1210-1220 Washington St., Suite 210
Newton, MA 02465
(617) 344-4190
(Address of principal executive offices, including zip code)
Acumen Pharmaceuticals, Inc. Amended and Restated 2021 Equity Incentive Plan
(Full titles of the plans)
Daniel O’Connell
Chief Executive Officer
Acumen Pharmaceuticals, Inc.
1210-1220 Washington St., Suite 210
Newton, MA 02465
(617) 344-4190
(Name, address and telephone number, including area code, of agent for service)
Copies to:

Thomas J. Danielski	Derek Meisner
Ropes & Gray LLP	Chief Legal Officer
800 Boylston Street	Acumen Pharmaceuticals, Inc.
Boston, MA 02199	1210-1220 Washington St., Suite 210
(617) 951-7000	Newton, MA 02465
(617) 344-4190
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Acumen Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 10,000,000 shares (the “Additional Shares”) of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), that may be issued pursuant to the Registrant’s Amended and Restated 2021 Equity Incentive Plan (the “Plan”), which was adopted by the Registrant’s Board of Directors on April 21, 2026 and approved by the Registrant’s stockholders at the Registrant’s 2026 Annual Meeting of Stockholders held on June 3, 2026.

The Registrant previously registered an aggregate of 19,040,630 shares of its Common Stock for issuance under the Plan under Registration Statements on Form S-8 (File Nos. 333-257666, 333-263947, 333-270902, 333-278267, 333-286176, and 333-294641) filed with the Commission on July 2, 2021, March 29, 2022, March 28, 2023, March 27, 2024, March 27, 2025, and March 26, 2026, respectively (collectively, the “Prior Registration Statements”). With the filing of this Registration Statement, the total number of shares of the Registrant’s Common Stock registered under the Plan is 29,040,630, inclusive of the Additional Shares, which is equal to the total number of shares authorized for issuance under the Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 8. EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-40551	3.1	June 8, 2023

3.2	Amended and Restated Bylaws of the Registrant.	8-K	001-40551	3.1	March 15, 2023

4.1	Acumen Pharmaceuticals, Inc. Amended and Restated 2021 Equity Incentive Plan and Forms of Stock Option Grant Notice, Award Agreement and Notice of Exercise and RSU Grant Notice and Award Agreement.	10-Q	001-40551	10.1	August 12, 2026

5.1*	Opinion of Ropes & Gray LLP.

23.1*	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young, LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

107*	Filing fee table
_________________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on August 12, 2026.

ACUMEN PHARMACEUTICALS, INC.

By:	/s/ Daniel O’Connell
Daniel O’Connell
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel O’Connell, William Matthew Zuga and Derek Meisner, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel O’Connell	Chief Executive Officer and Director	August 12, 2026
Daniel O’Connell	(Principal Executive Officer)

/s/ William Matthew Zuga	Chief Financial Officer and Chief Business Officer	August 12, 2026
William Matthew Zuga	(Principal Financial and Accounting Officer)

/s/ Kimberlee C. Drapkin	Director	August 12, 2026
Kimberlee C. Drapkin

/s/ Nathan B. Fountain	Director	August 12, 2026
Nathan B. Fountain, M.D.

/s/ George Golumbeski	Director	August 12, 2026
George Golumbeski, Ph.D.

/s/ Jeffrey L. Ives	Director	August 12, 2026
Jeffrey L. Ives, Ph.D.

/s/ Derrell D. Porter	Director	August 12, 2026
Derrell D. Porter, M.D.

/s/ Sean Stalfort	Director	August 12, 2026
Sean Stalfort

/s/ Laura Stoppel	Director	August 12, 2026
Laura Stoppel, PhD